Exhibit 99.1

NEWS RELEASE

For Immediate Distribution	Contact:	Timothy McKenna
tmckenna@rocksp.com
Phone: 609-734-6430

Rockwood Reports Third Quarter Results:

•                  As reported EPS from continuing operations of $0.77 vs. $0.95.

•                  As adjusted EPS from continuing operations of $0.94 vs. $1.06.

Princeton, New Jersey; October 25, 2012 — Rockwood Holdings, Inc. (NYSE: ROC), a global producer of specialty chemicals and advanced materials, today reported earnings per share from continuing operations of $0.77 for the third quarter of 2012 as compared to $0.95 for the same period in the prior year. Rockwood’s as adjusted earnings per share from continuing operations were $0.94 in the third quarter of 2012 compared to $1.06 for the same period in the prior year.

Commenting on the third quarter, Seifi Ghasemi, Chairman and Chief Executive Officer, said, “As compared to the third quarter of 2011, our results were negatively impacted by foreign currency translation, which reduced net sales by $73 million and Adjusted EBITDA by $15 million. As compared to the third quarter of 2011, our TiO2 business experienced a sharp fall-off in demand which reduced our Adjusted EBITDA by a further $44 million. On the positive side, we continued to see improving net sales for our lithium and surface treatment products as a result of higher selling prices, and our medical ceramics business continued its growth. In addition, we continued to focus on controlling costs, which contributed to an Adjusted EBITDA margin of 21% and helped generate $81 million of free cash.

“During the quarter, Rockwood entered into a definitive agreement to acquire Talison Lithium Limited (Talison). This accretive acquisition is expected to close in December of 2012. In addition, we issued $1.25 billion in unsecured senior notes at an attractive interest rate of 4.625%. We used $250 million of these funds to repay a portion of our existing term debt in October, and expect to use the remainder to finance the Talison acquisition and other corporate activities.”

The highlights from continuing operations for the third quarter and nine months ended September 30, 2012 are as follows:

•                  Net sales were $862.8 million for the third quarter of 2012, down 8.3% compared to $940.9 million for the same period in the prior year. Net sales were $2,677.9 million for the nine months ended September 30, 2012, down 6.2% compared to $2,854.9 million for the same period in the prior year.

•                  Adjusted EBITDA was $181.9 million for the third quarter of 2012, down 19.8% compared to $226.9 million for the same period in the prior year. Adjusted EBITDA was $637.9 million for the nine months ended September 30, 2012, down 4.4% compared to $667.1 million for the same period in the prior year.

•                  On a constant-currency basis, net sales and Adjusted EBITDA decreased 0.5% and 13.3% for the third quarter of 2012 compared to the same period in the prior year and for the nine months ended September 30, 2012, net sales were flat and Adjusted EBITDA increased 1.9% compared to the same period in the prior year.

•                  Net income attributable to Rockwood for the third quarter of 2012 was $61.6 million, including other charges of $13.7 million. Net income attributable to Rockwood for the third quarter of 2011 was $75.9 million, including other charges of $8.8 million.

Net income attributable to Rockwood for the nine months ended September 30, 2012 was $362.3 million, including income of $89.3 million primarily related to the reversal of $139.0 million of our valuation allowance on net federal deferred tax assets. Net income attributable to Rockwood for the nine months ended September 30, 2011 was $228.1 million, including other charges of $20.4 million.

•                  Diluted earnings per share for the third quarter of 2012 were $0.77, including other charges of $0.17. Excluding other charges, diluted earnings per share were $0.94 in the third quarter of 2012. Diluted earnings per share for the third quarter of 2011 were $0.95, including other charges of $0.11. Excluding other charges, diluted earnings per share were $1.06 in the third quarter of 2011.

Diluted earnings per share for the nine months ended September 30, 2012 were $4.53, including income of $1.11 related to other items. Excluding other items, diluted earnings per share were $3.42 for the nine months ended September 30, 2012. Diluted earnings per share for the nine months ended September 30, 2011 were $2.85, including other charges of $0.26. Excluding other charges, diluted earnings per share were $3.11 for the nine months ended September 30, 2011.

Looking ahead, Mr. Ghasemi concluded, “Since the outlook for the global economy is not clear, we will continue to focus on controlling our costs to maintain our profit margins and generate free cash. We expect demand for TiO2 products to remain weak in the fourth quarter, and as a result, will operate our TiO2 facilities at 65% of capacity or less. We expect demand for our lithium products and medical ceramics to continue to be strong.”

Third quarter results, as compared with the same period a year ago, are summarized below:

•                  Lithium:  Net sales and Adjusted EBITDA increased 1.5% and 6.3%, respectively.

•                  Net sales increased from higher selling prices, but were negatively impacted by lower volumes of lithium carbonate (technical grade) and the impact of currency changes.

•                  Adjusted EBITDA increased from higher net sales, partially offset by the negative impact of currency changes, higher research and development costs and higher raw material costs.

•                  Surface Treatment:  Net sales decreased 5.7%, while Adjusted EBITDA was flat.

•                  Net sales decreased primarily due to the negative impact of currency changes. Higher selling prices in certain markets and higher volumes in the U.S. and Asia were partially offset by lower volumes in Europe.

•                  Adjusted EBITDA was positively impacted from increased selling prices, offset by the negative impact of currency changes.

•                  Performance Additives:  Net sales and Adjusted EBITDA decreased 11.3% and 18.1%, respectively.

•                  Net sales decreased primarily due to lower volumes in Color Pigments and Services and Clay-based Additives resulting from difficult economic conditions in Europe and a slowdown in North American oilfield drilling. In addition, net sales were negatively impacted by currency changes, partially offset by increased selling prices.

•                  Adjusted EBITDA decreased from lower volumes.

•                  Titanium Dioxide Pigments:  Net sales and Adjusted EBITDA decreased 9.1% and 63.2%, respectively.

•                  Net sales decreased from the negative impact of currency changes and lower volumes, partially offset by higher selling prices.

•                  Adjusted EBITDA decreased from lower volumes, significantly higher raw material costs, primarily slag and ilmenite, and the negative impact of currency changes.

•                  Advanced Ceramics:  Net sales and Adjusted EBITDA decreased 10.9% and 11.4%, respectively.

•                  Net sales and Adjusted EBITDA decreased primarily from the negative impact of currency changes and lower volumes in electronic and cutting tool applications, partially offset by higher volumes of medical ceramics.

•                  Corporate and other:  Net sales decreased 18.9% and Adjusted loss before interest, taxes, depreciation and amortization decreased 92.1%.

•                  Net sales decreased primarily from the negative impact of currency changes and lower volumes and selling prices primarily in our metal sulfides business.

•                  Adjusted loss before interest, taxes, depreciation and amortization decreased primarily from lower variable compensation costs.

Other Financial Items:

•                  Interest expense, net decreased $5.2 million in the third quarter of 2012 compared to the same period in the prior year, primarily due to debt repayments.

•                  Income taxes. The effective income tax rate for the third quarter of 2012 was 27.6% and was favorably impacted by a beneficial earnings mix and certain domestic income that was not tax effected.

•                  Free cash flow was an inflow of $81.2 million for the third quarter of 2012, and primarily consisted of net cash provided by operating activities of continuing operations, partially offset by capital expenditures of $71.3 million.

•                  Net debt, which is total debt less cash and cash equivalents, was $1,510.9 million as of September 30, 2012 compared to $1,366.2 million as of December 31, 2011. The increase in net debt was primarily due to cash outflows for working capital, capital expenditures and a dividend payment to the noncontrolling partner in our titanium dioxide pigments venture.

Conference Call and Webcast

We will host a conference call and webcast to discuss the results of operations for the third quarter ended September 30, 2012 on Thursday, October 25, 2012 at 11:00 am Eastern Time. The dial-in number to access the conference call in the U.S. is (888) 423-3280 and the international dial-in number is (612) 332-0725. No access code is needed for either call. A replay of the conference call will be available through November 8, 2012 at (800) 475-6701 in the U.S., access code: 266579, and internationally at (320) 365-3844, access code: 266579.

A listen only, live webcast of the conference call will be available at www.rocksp.com.  Materials for the call, including a PowerPoint file detailing the results, will be available for download on this site on the morning of the call. The webcast and PowerPoint file will be archived on Rockwood’s website.

Non-GAAP Financial Measures

This press release includes “non-GAAP financial measures,” such as, a discussion of Adjusted EBITDA, free cash flow and net income/diluted earnings per share from continuing operations attributable to Rockwood Holdings, Inc. shareholders excluding certain items. Adjusted EBITDA is not intended to be an alternative to net income attributable to Rockwood Holdings, Inc. shareholders as an indicator of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, Adjusted EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. All presentations of consolidated Adjusted EBITDA are calculated using the definition set forth in the Company’s senior secured credit agreement as a basis and reflects management’s interpretations thereof.  Adjusted EBITDA, which is referred to under the senior secured credit agreement as “Consolidated EBITDA,” is defined in the senior secured credit agreement as consolidated earnings (which, as defined in the senior secured credit agreement, equals income (loss) before the deduction of income taxes of Rockwood Specialties Group, Inc. and the Restricted Subsidiaries (as such term is defined in the senior secured credit agreement), excluding extraordinary items) plus certain items including interest expense, depreciation expense, amortization expense, extraordinary losses and non-recurring charges, losses on asset sales, less certain items including extraordinary gains and non-recurring gains, non-cash gains and gains on asset sales.  We use Adjusted EBITDA on a consolidated basis to assess our operating performance, to calculate performance-based cash bonuses and determine whether certain performance-based options and restricted stock units vest (as such bonuses, options and restricted stock units are tied to Adjusted EBITDA), and as a liquidity measure. In addition, we use Adjusted EBITDA to determine compliance with our debt covenants. We also use Adjusted EBITDA on a segment basis as the primary measure used by our chief operating decision maker to evaluate the ongoing performance of our business segments and reporting units. A reconciliation of net income attributable to Rockwood Holdings, Inc. shareholders to Adjusted EBITDA is contained in this press release. We strongly urge you to review the reconciliation. In addition, we discuss sales growth in terms of nominal (actual) and net change (nominal less constant currency impacts).

Free cash flow is not intended to be an alternative to cash flows from operating activities as a measure of liquidity. Our presentation of free cash flow is defined as net cash from operating activities of continuing operations, less capital expenditures,  net of proceeds from government grants received, and other items (including, among others, the cash impact of adjustments made to Adjusted EBITDA under our senior secured credit agreement). Management believes that free cash flow is meaningful to investors because it provides an additional measure of liquidity.  However, a limitation of free cash flow is that it does not represent the total increase or decrease in cash during the period. An additional limitation associated with the use of this measure is that the term “free cash flow” does not have a standardized meaning.  Therefore, other companies may use the same or a similarly named measure but exclude different items or use different computations, which may provide investors a comparable view of our performance in relation to other companies.  Management compensates for this limitation by presenting the most comparable GAAP measure, net cash provided by operating activities of continuing operations, with free cash flow within its earnings release and by providing a reconciliation that shows and describes the adjustments made. A reconciliation of net cash provided by operating activities of continuing operations to free cash flow is provided in the accompanying tables.

Neither net income from continuing operations attributable to Rockwood Holdings, Inc. shareholders excluding certain items nor diluted earnings per share from continuing operations attributable to Rockwood Holdings, Inc. shareholders excluding certain items is intended to be an alternative for net income or diluted earnings per share. Management believes that net income and diluted earnings per share from continuing operations attributable to Rockwood Holdings, Inc. shareholders excluding certain items is meaningful to investors because it provides a view of the Company with respect to ongoing operating results. Reconciliations of these non-GAAP financial measures are included herein. These non-GAAP measures should not be viewed as an alternative to GAAP measures of performance. Furthermore, these measures may not be consistent with similar measures provided by other companies.

Rockwood Holdings, Inc. is a leading global specialty chemicals and advanced materials company. Rockwood has a worldwide employee base of approximately 10,300 people and annual net sales of approximately $3.7 billion. Rockwood focuses on global niche segments of the specialty chemicals, pigments and additives and advanced materials markets. For more information on Rockwood, please visit www.rocksp.com.

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The information set forth in this press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 concerning the business, operations and financial condition of Rockwood Holdings, Inc. and its subsidiaries and affiliates (“Rockwood”). Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “predicts” and variations of such words or expressions are intended to identify forward-looking statements. Although Rockwood believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there can be no assurance that its expectations will be realized. “Forward-looking statements” consist of all non-historical information, including any statements referring to the prospects and future performance of Rockwood. Actual results could differ materially from those projected in Rockwood’s forward-looking statements due to numerous known and unknown risks and uncertainties, including, among other things, the “Risk Factors” described in Rockwood’s periodic reports on file with the Securities and Exchange Commission. Rockwood does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

Rockwood Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Dollars in millions, except per share amounts; shares in thousands)

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2012	2011	2012	2011
Net sales	$862.8	$940.9	$2,677.9	$2,854.9
Cost of products sold	595.2	609.4	1,747.2	1,856.7
Gross profit	267.6	331.5	930.7	998.2

Selling, general and administrative expenses	156.3	176.0	500.9	538.1
Restructuring and other severance costs	6.0	4.5	23.9	9.5
Operating income	105.3	151.0	405.9	450.6

Other expenses, net:
Interest expense, net (a)	(21.1)	(26.3)	(56.5)	(74.0)
Loss on early extinguishment/modification of debt	(0.1)	(0.1)	(12.5)	(16.6)
Foreign exchange gain (loss) on financing activities, net	0.4	(2.4)	(7.3)	1.8
Other, net	(0.2)	—	(0.1)	(0.1)
Other expenses, net	(21.0)	(28.8)	(76.4)	(88.9)

Income from continuing operations before taxes	84.3	122.2	329.5	361.7
Income tax provision (benefit)	23.3	34.4	(54.9)	101.0
Income from continuing operations	61.0	87.8	384.4	260.7
Income from discontinued operations, net of tax (b)	—	—	—	120.3
Net income	61.0	87.8	384.4	381.0
Net loss (income) attributable to noncontrolling interest	0.6	(11.9)	(22.1)	(32.6)
Net income attributable to Rockwood Holdings, Inc. shareholders	$61.6	$75.9	$362.3	$348.4

Amounts attributable to Rockwood Holdings, Inc. shareholders:
Income from continuing operations	$61.6	$75.9	$362.3	$228.1
Income from discontinued operations	—	—	—	120.3
Net income	$61.6	$75.9	$362.3	$348.4

Basic earnings per share attributable to Rockwood Holdings, Inc. shareholders:
Earnings from continuing operations	$0.79	$0.99	$4.67	$2.98
Earnings from discontinued operations (b)	—	—	—	1.58
Basic earnings per share	$0.79	$0.99	$4.67	$4.56

Diluted earnings per share attributable to Rockwood Holdings, Inc. shareholders:
Earnings from continuing operations	$0.77	$0.95	$4.53	$2.85
Earnings from discontinued operations (b)	—	—	—	1.51
Diluted earnings per share	$0.77	$0.95	$4.53	$4.36

Dividends declared per share of common stock	$0.35	$—	$0.70	$—

Weighted average number of basic shares outstanding	77,639	76,703	77,542	76,430
Weighted average number of diluted shares outstanding	79,963	80,030	79,914	79,907

(a) Interest expense, net includes:
Interest expense on debt, net	$(16.5)	$(21.2)	$(48.8)	$(71.3)
Mark-to-market (losses) gains on interest rate swaps	(2.3)	(3.9)	(2.5)	1.0
Deferred financing costs	(2.3)	(1.2)	(5.2)	(3.7)
Total	$(21.1)	$(26.3)	$(56.5)	$(74.0)

(b) Primarily relates to the gain on sale of the AlphaGary plastic compounding business.

Rockwood Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Dollars in millions, except per share amounts; shares in thousands)

(Unaudited)

	September 30,	December 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$1,489.9	$321.5
Accounts receivable, net	521.2	454.1
Inventories	854.2	674.3
Deferred income taxes	13.7	10.2
Prepaid expenses and other current assets	67.2	75.1
Total current assets	2,946.2	1,535.2
Property, plant and equipment, net	1,674.3	1,618.5
Goodwill	843.2	849.6
Other intangible assets, net	452.7	509.7
Deferred financing costs, net	55.1	14.3
Deferred income taxes	153.2	19.3
Other assets	55.0	41.0
Total assets	$6,179.7	$4,587.6
LIABILITIES
Current liabilities:
Accounts payable	$205.3	$249.1
Income taxes payable	65.2	45.8
Accrued compensation	114.8	161.4
Accrued expenses and other current liabilities	145.7	129.6
Deferred income taxes	4.7	3.8
Long-term debt, current portion	327.7	250.5
Total current liabilities	863.4	840.2
Long-term debt	2,673.1	1,437.2
Pension and related liabilities	460.7	450.7
Deferred income taxes	96.8	86.5
Other liabilities	116.4	100.6
Total liabilities	4,210.4	2,915.2
Restricted stock units	22.7	14.0
EQUITY
Rockwood Holdings, Inc. stockholders’ equity:
Common stock ($0.01 par value, 400,000 shares authorized, 77,742 shares issued and 77,648 shares outstanding at September 30, 2012; 400,000 shares authorized, 77,030 shares issued and 76,936 shares outstanding at December 31, 2011)	0.8	0.8
Paid-in capital	1,231.2	1,222.2
Accumulated other comprehensive income	8.2	10.1
Retained earnings	435.0	128.5
Treasury stock, at cost	(1.4)	(1.4)
Total Rockwood Holdings, Inc. stockholders’ equity	1,673.8	1,360.2
Noncontrolling interest	272.8	298.2
Total equity	1,946.6	1,658.4
Total liabilities and equity	$6,179.7	$4,587.6

Rockwood Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Dollars in millions)

(Unaudited)

	Nine months ended
	September 30,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$384.4	$381.0
Adjustments to reconcile net income to net cash provided by operating activities:
Income from discontinued operations, net of tax (a)	—	(120.3)
Depreciation and amortization	196.4	200.2
Deferred financing costs amortization	5.2	3.7
Loss on early extinguishment/modification of debt	12.5	16.6
Foreign exchange loss (gain) on financing activities, net	7.3	(1.8)
Fair value adjustment of derivatives	2.5	(1.0)
Bad debt provision	0.2	—
Stock-based compensation	8.7	9.8
Deferred income taxes	(125.0)	21.3
Restructuring and other	11.9	0.3
Excess tax benefits from stock-based payment arrangements	(1.4)	—
Changes in assets and liabilities, net of the effect of foreign currency translation and acquisitions:
Accounts receivable	(69.3)	(79.6)
Inventories	(112.5)	(71.4)
Prepaid expenses and other assets	(6.2)	3.5
Accounts payable	(19.8)	(18.8)
Income taxes payable	20.6	34.6
Accrued expenses and other liabilities	(23.9)	(11.4)
Net cash provided by operating activities of continuing operations	291.6	366.7
Net cash used in operating activities of discontinued operations	(2.7)	(1.8)
Net cash provided by operating activities	288.9	364.9
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures (b)	(215.3)	(181.6)
Acquisitions	(69.2)	(0.8)
Proceeds on sale of assets	1.7	0.7
Net cash used in investing activities of continuing operations	(282.8)	(181.7)
Net cash provided by investing activities of discontinued operations, representing net sale proceeds in 2011	—	300.7
Net cash (used in) provided by investing activities	(282.8)	119.0
CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock, net of fees	6.0	14.2
Excess tax benefits from stock-based payment arrangements	1.4	—
Payments of long-term debt	(689.4)	(437.5)
Proceeds from long-term debt	1,987.4	—
Loan repayments to noncontrolling shareholders	—	(5.0)
Deferred financing costs	(47.5)	(5.3)
Fees related to early extinguishment/modification of debt	(9.2)	(13.4)
Dividend distributions to shareholders	(54.3)	—
Dividend distributions to noncontrolling shareholder	(45.3)	(9.8)
Net cash provided by (used in) financing activities	1,149.1	(456.8)
Effect of exchange rate changes on cash and cash equivalents	13.2	(9.9)
Net increase in cash and cash equivalents	1,168.4	17.2
Less net decrease in cash and cash equivalents from discontinued operations	—	(16.6)
Increase in cash and cash equivalents from continuing operations	1,168.4	33.8
Cash and cash equivalents of continuing operations, beginning of period	321.5	324.1
Cash and cash equivalents of continuing operations, end of period	$1,489.9	$357.9

Supplemental disclosures of cash flow information:
Interest paid	$54.7	$73.1
Income taxes paid, net of refunds	49.5	45.1
Non-cash investing activities:
Acquisition of capital equipment	13.2	21.9

(a) Primarily relates to the gain on sale of the plastic compounding business in January 2011.

(b) Net of government grants of $8.9 million and $9.8 million for the nine months ended September 30, 2012 and 2011, respectively.

Rockwood Holdings, Inc. and Subsidiaries

Net Sales and Adjusted EBITDA

	Net Sales
	Three Months Ended
	September 30,
($ in millions)	2012	2011	% Change
Lithium	$116.0	$114.3	1.5%
Surface Treatment	175.3	185.8	(5.7)
Performance Additives	178.1	200.7	(11.3)
Titanium Dioxide Pigments	229.6	252.6	(9.1)
Advanced Ceramics	130.3	146.2	(10.9)
Corporate and other	33.5	41.3	(18.9)
Total	$862.8	$940.9	(8.3)%

	Adjusted EBITDA
	Three Months Ended
	September 30,
($ in millions)	2012	2011	% Change
Lithium	$45.4	$42.7	6.3%
Surface Treatment	37.9	37.9	—
Performance Additives	29.9	36.5	(18.1)
Titanium Dioxide Pigments	27.6	74.9	(63.2)
Advanced Ceramics	42.1	47.5	(11.4)
Corporate and other	(1.0)	(12.6)	92.1
Total Adjusted EBITDA	$181.9	$226.9	(19.8)%

Rockwood Holdings, Inc. and Subsidiaries

Net Sales and Adjusted EBITDA

	Net Sales
	Nine Months Ended
	September 30,
($ in millions)	2012	2011	% Change
Lithium	$355.3	$351.9	1.0%
Surface Treatment	547.7	562.5	(2.6)
Performance Additives	580.1	614.7	(5.6)
Titanium Dioxide Pigments	666.4	735.4	(9.4)
Advanced Ceramics	417.7	455.3	(8.3)
Corporate and other	110.7	135.1	(18.1)
Total	$2,677.9	$2,854.9	(6.2)%

	Adjusted EBITDA
	Nine Months Ended
	September 30,
($ in millions)	2012	2011	% Change
Lithium	$137.9	$129.9	6.2%
Surface Treatment	116.6	115.0	1.4
Performance Additives	107.0	117.4	(8.9)
Titanium Dioxide Pigments	158.0	193.1	(18.2)
Advanced Ceramics	136.1	146.4	(7.0)
Corporate and other	(17.7)	(34.7)	49.0
Adjusted EBITDA from continuing operations	637.9	667.1	(4.4)
Discontinued operations - Plastic Compounding	—	0.2	(100.0)
Total Adjusted EBITDA	$637.9	$667.3	(4.4)%

Rockwood Holdings, Inc. and Subsidiaries

Reconciliation of Segment Net Sales and Adjusted EBITDA

	Three Months Ended
	September 30,		Total	Total
($ in millions)	2012	2011	Change in $	Change in %
Net Sales:
Lithium	$116.0	$114.3	$1.7	1.5%
Surface Treatment	175.3	185.8	(10.5)	(5.7)
Performance Additives	178.1	200.7	(22.6)	(11.3)
Titanium Dioxide Pigments	229.6	252.6	(23.0)	(9.1)
Advanced Ceramics	130.3	146.2	(15.9)	(10.9)
Corporate and other	33.5	41.3	(7.8)	(18.9)
Total	$862.8	$940.9	$(78.1)	(8.3)%

	Constant	Constant Currency Basis
	Currency	Net	Net
($ in millions)	Effect in $ (a)	Change in $	Change in %
Net Sales:
Lithium	$(5.8)	$7.5	6.6%
Surface Treatment	(13.7)	3.2	1.7
Performance Additives	(5.8)	(16.8)	(8.4)
Titanium Dioxide Pigments	(29.0)	6.0	2.4
Advanced Ceramics	(14.8)	(1.1)	(0.8)
Corporate and other	(4.3)	(3.5)	(8.5)
Total	$(73.4)	$(4.7)	(0.5)%

	Three Months Ended
	September 30,		Total	Total
($ in millions)	2012	2011	Change in $	Change in %
Adjusted EBITDA:
Lithium	$45.4	$42.7	$2.7	6.3%
Surface Treatment	37.9	37.9	—	—
Performance Additives	29.9	36.5	(6.6)	(18.1)
Titanium Dioxide Pigments	27.6	74.9	(47.3)	(63.2)
Advanced Ceramics	42.1	47.5	(5.4)	(11.4)
Corporate and other	(1.0)	(12.6)	11.6	92.1
Total Adjusted EBITDA	$181.9	$226.9	$(45.0)	(19.8)%

	Constant	Constant Currency Basis
	Currency	Net	Net
($ in millions)	Effect in $ (a)	Change in $	Change in %
Adjusted EBITDA:
Lithium	$(1.9)	$4.6	10.8%
Surface Treatment	(2.6)	2.6	6.9
Performance Additives	(1.2)	(5.4)	(14.8)
Titanium Dioxide Pigments	(3.6)	(43.7)	(58.3)
Advanced Ceramics	(5.1)	(0.3)	(0.6)
Corporate and other	(0.4)	12.0	95.2
Total Adjusted EBITDA	$(14.8)	$(30.2)	(13.3)%

(a) The constant currency effect is the translation impact of the change in the average rate of exchange of another currency to the U.S. dollar for the applicable period as compared to the preceding period. The impact primarily relates to the conversion of the Euro to the U.S. dollar.

Rockwood Holdings, Inc. and Subsidiaries

Reconciliation of Segment Net Sales and Adjusted EBITDA

	Nine Months Ended
	September 30,		Total	Total
($ in millions)	2012	2011	Change in $	Change in %
Net Sales:
Lithium	$355.3	$351.9	$3.4	1.0%
Surface Treatment	547.7	562.5	(14.8)	(2.6)
Performance Additives	580.1	614.7	(34.6)	(5.6)
Titanium Dioxide Pigments	666.4	735.4	(69.0)	(9.4)
Advanced Ceramics	417.7	455.3	(37.6)	(8.3)
Corporate and other	110.7	135.1	(24.4)	(18.1)
Total	$2,677.9	$2,854.9	$(177.0)	(6.2)%

	Constant	Constant Currency Basis
	Currency	Net	Net
($ in millions)	Effect in $ (a)	Change in $	Change in %
Net Sales:
Lithium	$(14.3)	$17.7	5.0%
Surface Treatment	(36.6)	21.8	3.9
Performance Additives	(14.9)	(19.7)	(3.2)
Titanium Dioxide Pigments	(64.4)	(4.6)	(0.6)
Advanced Ceramics	(35.8)	(1.8)	(0.4)
Corporate and other	(10.5)	(13.9)	(10.3)
Total	$(176.5)	$(0.5)	(0.0)%

	Nine Months Ended
	September 30,		Total	Total
($ in millions)	2012	2011	Change in $	Change in %
Adjusted EBITDA:
Lithium	$137.9	$129.9	$8.0	6.2%
Surface Treatment	116.6	115.0	1.6	1.4
Performance Additives	107.0	117.4	(10.4)	(8.9)
Titanium Dioxide Pigments	158.0	193.1	(35.1)	(18.2)
Advanced Ceramics	136.1	146.4	(10.3)	(7.0)
Corporate and other	(17.7)	(34.7)	17.0	49.0
Adjusted EBITDA from continuing operations	637.9	667.1	(29.2)	(4.4)
Discontinued operations - Plastic Compounding	—	0.2	(0.2)	(100.0)
Total Adjusted EBITDA	$637.9	$667.3	$(29.4)	(4.4)%

	Constant	Constant Currency Basis
	Currency	Net	Net
($ in millions)	Effect in $ (a)	Change in $	Change in %
Adjusted EBITDA:
Lithium	$(4.9)	$12.9	9.9%
Surface Treatment	(6.8)	8.4	7.3
Performance Additives	(3.1)	(7.3)	(6.2)
Titanium Dioxide Pigments	(13.4)	(21.7)	(11.2)
Advanced Ceramics	(12.7)	2.4	1.6
Corporate and other	(1.3)	18.3	52.7
Adjusted EBITDA from continuing operations	(42.2)	13.0	1.9
Discontinued operations - Plastic Compounding	—	(0.2)	(100.0)
Total Adjusted EBITDA	$(42.2)	$12.8	1.9%

(a) The constant currency effect is the translation impact of the change in the average rate of exchange of another currency to the U.S. dollar for the applicable period as compared to the preceding period. The impact primarily relates to the conversion of the Euro to the U.S. dollar.

Rockwood Holdings, Inc. and Subsidiaries

Reconciliation of Income (Loss) from Continuing Operations before Taxes to Adjusted EBITDA by Segment

				Titanium
		Surface	Performance	Dioxide
($ in millions)	Lithium	Treatment	Additives	Pigments
Three months ended September 30, 2012

Income (loss) from continuing operations before taxes	$32.2	$23.1	$12.3	$(0.8)
Interest expense, net	0.7	3.0	1.2	9.9
Depreciation and amortization	11.1	7.8	14.9	17.1
Restructuring and other severance costs	1.3	2.4	1.3	—
Systems/organization establishment expenses	0.1	0.6	—	0.4
Acquisition and disposal costs	—	—	—	0.4
Loss on early extinguishment/modification of debt	—	—	—	0.1
Foreign exchange loss (gain) on financing activities, net	—	1.0	—	—
Other	—	—	0.2	0.5
Total Adjusted EBITDA	$45.4	$37.9	$29.9	$27.6

	Advanced	Corporate and
($ in millions)	Ceramics	other	Consolidated
Three months ended September 30, 2012

Income (loss) from continuing operations before taxes	$26.0	$(8.5)	$84.3
Interest expense, net	2.8	3.5	21.1
Depreciation and amortization	12.4	2.2	65.5
Restructuring and other severance costs	0.9	0.1	6.0
Systems/organization establishment expenses	—	—	1.1
Acquisition and disposal costs	—	1.6	2.0
Loss on early extinguishment/modification of debt	—	—	0.1
Foreign exchange loss (gain) on financing activities, net	(0.2)	(1.2)	(0.4)
Other	0.2	1.3	2.2
Total Adjusted EBITDA	$42.1	$(1.0)	$181.9

				Titanium
		Surface	Performance	Dioxide
($ in millions)	Lithium	Treatment	Additives	Pigments
Three months ended September 30, 2011

Income (loss) from continuing operations before taxes	$33.3	$17.8	$18.3	$47.2
Interest expense, net	1.9	5.2	2.2	6.1
Depreciation and amortization	10.6	8.1	14.6	18.2
Restructuring and other severance costs	0.5	2.4	1.1	—
Systems/organization establishment expenses	—	0.1	0.2	—
Acquisition and disposal costs	—	—	—	—
Loss on early extinguishment/modification of debt	0.1	—	—	—
Foreign exchange (gain) loss on financing activities, net	(3.7)	4.2	0.2	—
Other	—	0.1	(0.1)	3.4
Total Adjusted EBITDA	$42.7	$37.9	$36.5	$74.9

	Advanced	Corporate and
($ in millions)	Ceramics	other	Consolidated
Three months ended September 30, 2011

Income (loss) from continuing operations before taxes	$27.4	$(21.8)	$122.2
Interest expense, net	5.2	5.7	26.3
Depreciation and amortization	13.3	2.2	67.0
Restructuring and other severance costs	0.4	0.1	4.5
Systems/organization establishment expenses	—	—	0.3
Acquisition and disposal costs	0.1	0.1	0.2
Loss on early extinguishment/modification of debt	—	—	0.1
Foreign exchange (gain) loss on financing activities, net	1.0	0.7	2.4
Other	0.1	0.4	3.9
Total Adjusted EBITDA	$47.5	$(12.6)	$226.9

Rockwood Holdings, Inc. and Subsidiaries

Reconciliation of Income (Loss) from Continuing Operations before Taxes to Adjusted EBITDA by Segment

				Titanium
		Surface	Performance	Dioxide
($ in millions)	Lithium	Treatment	Additives	Pigments
Nine months ended September 30, 2012

Income (loss) from continuing operations before taxes	$84.6	$69.5	$50.8	$82.4
Interest expense, net	2.6	11.8	5.2	15.4
Depreciation and amortization	32.6	23.6	44.7	51.4
Restructuring and other severance costs	13.4	4.4	4.9	—
Systems/organization establishment expenses	0.4	0.6	0.2	1.9
Acquisition and disposal costs	—	0.1	—	2.1
Loss on early extinguishment/modification of debt	2.2	3.0	0.9	2.8
Foreign exchange loss (gain) on financing activities, net	2.0	3.1	(0.1)	—
Other	0.1	0.5	0.4	2.0
Total Adjusted EBITDA	$137.9	$116.6	$107.0	$158.0

	Advanced	Corporate and
($ in millions)	Ceramics	other	Consolidated
Nine months ended September 30, 2012

Income (loss) from continuing operations before taxes	$85.9	$(43.7)	$329.5
Interest expense, net	11.0	10.5	56.5
Depreciation and amortization	37.8	6.3	196.4
Restructuring and other severance costs	1.0	0.2	23.9
Systems/organization establishment expenses	—	—	3.1
Acquisition and disposal costs	—	1.8	4.0
Loss on early extinguishment/modification of debt	0.7	2.9	12.5
Foreign exchange loss (gain) on financing activities, net	(0.5)	2.8	7.3
Other	0.2	1.5	4.7
Total Adjusted EBITDA	$136.1	$(17.7)	$637.9

				Titanium
		Surface	Performance	Dioxide
($ in millions)	Lithium	Treatment	Additives	Pigments
Nine months ended September 30, 2011

Income (loss) from continuing operations before taxes	$90.9	$60.2	$61.8	$126.6
Interest expense, net	6.1	16.0	6.9	9.2
Depreciation and amortization	30.7	25.6	43.3	53.6
Restructuring and other severance costs	2.4	4.6	1.9	—
Systems/organization establishment expenses	—	0.4	0.6	0.3
Acquisition and disposal costs	—	0.1	—	—
Loss on early extinguishment/modification of debt	3.0	4.7	1.7	—
Foreign exchange (gain) loss on financing activities, net	(3.3)	2.8	1.2	—
Other	0.1	0.6	—	3.4
Adjusted EBITDA from continuing operations	129.9	115.0	117.4	193.1
Discontinued operations - Plastic Compounding	—	—	—	—
Total Adjusted EBITDA	$129.9	$115.0	$117.4	$193.1

		Discontinued
		Operations -
	Advanced	Plastic	Corporate and
($ in millions)	Ceramics	Compounding	other	Consolidated
Nine months ended September 30, 2011

Income (loss) from continuing operations before taxes	$83.6	$—	$(61.4)	$361.7
Interest expense, net	16.8	—	19.0	74.0
Depreciation and amortization	40.4	—	6.6	200.2
Restructuring and other severance costs	0.5	—	0.1	9.5
Systems/organization establishment expenses	—	—	—	1.3
Acquisition and disposal costs	0.1	—	0.2	0.4
Loss on early extinguishment/modification of debt	4.0	—	3.2	16.6
Foreign exchange (gain) loss on financing activities, net	0.8	—	(3.3)	(1.8)
Other	0.2	—	0.9	5.2
Adjusted EBITDA from continuing operations	146.4	—	(34.7)	667.1
Discontinued operations - Plastic Compounding	—	0.2	—	0.2
Total Adjusted EBITDA	$146.4	$0.2	$(34.7)	$667.3

Rockwood Holdings, Inc. and Subsidiaries

Consolidated Reconciliation of Net Income Attributable to

Rockwood Holdings, Inc. Shareholders to Adjusted EBITDA

($ in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Net income attributable to Rockwood Holdings, Inc. shareholders	$61.6	$75.9	$362.3	$348.4
Net (loss) income attributable to noncontrolling interest	(0.6)	11.9	22.1	32.6
Net income	61.0	87.8	384.4	381.0
Income tax provision (benefit)	23.3	34.4	(54.9)	101.0
Income from discontinued operations, net of tax (a)	—	—	—	(120.3)
Income from continuing operations before taxes	84.3	122.2	329.5	361.7
Interest expense, net	21.1	26.3	56.5	74.0
Depreciation and amortization	65.5	67.0	196.4	200.2
Restructuring and other severance costs	6.0	4.5	23.9	9.5
Systems/organization establishment expenses	1.1	0.3	3.1	1.3
Acquisition and disposal costs	2.0	0.2	4.0	0.4
Loss on early extinguishment/modification of debt	0.1	0.1	12.5	16.6
Foreign exchange (gain) loss on financing activities, net	(0.4)	2.4	7.3	(1.8)
Other	2.2	3.9	4.7	5.2
Adjusted EBITDA from continuing operations	181.9	226.9	637.9	667.1
Discontinued operations - Plastic Compounding	—	—	—	0.2
Total Adjusted EBITDA	$181.9	$226.9	$637.9	$667.3

(a) Primarily relates to the gain on sale of the AlphaGary plastic compounding business.

Rockwood Holdings, Inc. and Subsidiaries

Reconciliation of Net Cash Provided By Operating Activities From

Continuing Operations to Adjusted EBITDA

	Nine months ended
	September 30,
($ in millions)	2012	2011
Net cash provided by operating activities from continuing operations	$291.6	$366.7
Changes in assets and liabilities, net of the effect of foreign currency translation and acquisitions	191.9	133.3
Current portion of income tax provision	70.1	79.7
Interest expense, net, excluding amortization of deferred financing costs and unrealized losses/gains on derivatives	48.8	71.3
Restructuring and other severance costs	23.9	9.5
Systems/organization establishment expenses	3.1	1.3
Acquisition and disposal costs	4.0	0.4
Bad debt provision	(0.2)	—
Other	4.7	4.9
Adjusted EBITDA from continuing operations	637.9	667.1
Discontinued operations - Plastic Compounding	—	0.2
Total Adjusted EBITDA	$637.9	$667.3

Rockwood Holdings, Inc. and Subsidiaries

Reconciliation of Net Cash Provided by Operating Activities From

Continuing Operations to Free Cash Flow

Three months ended
($ in millions)	September 30, 2012
Net cash provided by operating activities of continuing operations	$143.1
Capital expenditures, net of government grants received	(71.3)
Restructuring charges	4.8
Other (a)	4.6
Free Cash Flow	$81.2

(a) Represents the cash impact of adjustments made to EBITDA under our senior secured credit agreement, which include fees incurred in connection with the acquisition of certain business assets, particularly crenox GmbH and Talison.

Rockwood Holdings, Inc. and Subsidiaries

Consolidated Reconciliation of Net Income/Diluted Earnings Per Share from Continuing Operations Attributable to Rockwood Holdings, Inc. Shareholders

as Reported to Net Income/Diluted Earnings Per Share from Continuing Operations Attributable to Rockwood Holdings, Inc. Shareholders as Adjusted

(Dollars in millions, except per share amounts; shares in thousands)

	Three Months Ended		Three Months Ended
	September 30, 2012		September 30, 2011
	Net Income from Continuing	Diluted EPS	Net Income from Continuing	Diluted EPS
	Operations Attributable	from	Operations Attributable	from
	to Rockwood Holdings, Inc.	Continuing	to Rockwood Holdings, Inc.	Continuing
	Shareholders	Operations	Shareholders	Operations
As reported	$61.6	$0.77	$75.9	$0.95

Adjustments to expenses from continuing operations:
Restructuring and other severance costs	6.3	0.08	3.8	0.05
Impact of tax related items	2.9	0.04	—	—
Acquisition and disposal costs	1.6	0.02	—	—
Mark-to-market swap loss	1.0	0.01	1.6	0.02
Systems/organization establishment expenses	0.7	0.01	0.3	0.01
Foreign exchange loss on financing activities, net	—	—	1.2	0.01
Loss on early extinguishment/modification of debt	—	—	0.1	—
Other	1.5	0.02	1.8	0.02
Subtotal	14.0	0.18	8.8	0.11

Adjustments to income from continuing operations:
Foreign exchange gain on financing activities, net	(0.3)	(0.01)	—	—
Subtotal	(0.3)	(0.01)	—	—

Total adjustments (a)	13.7	0.17	8.8	0.11

As adjusted	$75.3	$0.94	$84.7	$1.06

Weighted average number of diluted shares outstanding		79,963		80,030

(a) The tax effects of the adjustments are benefits of $0.7 million and $3.6 million for the three months ended September 30, 2012 and 2011, respectively, based on the statutory tax rate in the various tax jurisdictions in which the adjustments occurred, adjusted for the impact of certain valuation allowances.

Rockwood Holdings, Inc. and Subsidiaries

Consolidated Reconciliation of Net Income/Diluted Earnings Per Share from Continuing Operations Attributable to Rockwood Holdings, Inc. Shareholders

as Reported to Net Income/Diluted Earnings Per Share from Continuing Operations Attributable to Rockwood Holdings, Inc. Shareholders as Adjusted

(Dollars in millions, except per share amounts; shares in thousands)

	Nine Months Ended		Nine Months Ended
	September 30, 2012		September 30, 2011
	Net Income from Continuing	Diluted EPS	Net Income from Continuing	Diluted EPS
	Operations Attributable	from	Operations Attributable	from
	to Rockwood Holdings, Inc.	Continuing	to Rockwood Holdings, Inc.	Continuing
	Shareholders	Operations	Shareholders	Operations
As reported	$362.3	$4.53	$228.1	$2.85

Adjustments to expenses from continuing operations:
Restructuring and other severance costs	22.9	0.29	7.5	0.09
Loss on early extinguishment/modification of debt	9.0	0.11	13.5	0.17
Foreign exchange loss on financing activities, net	6.4	0.08	—	—
Impact of tax related items	2.9	0.04	—	—
Acquisition and disposal costs	2.8	0.03	—	—
Systems/organization establishment expenses	1.5	0.02	0.9	0.01
Mark-to-market swap loss	1.1	0.02	—	—
Other	3.1	0.04	3.1	0.05
Subtotal	49.7	0.63	25.0	0.32

Adjustments to income from continuing operations:
Valuation allowance reversal	(139.0)	(1.74)	—	—
Mark-to-market swap gain	—	—	(1.6)	(0.02)
Foreign exchange gain on financing activities, net	—	—	(3.0)	(0.04)
Subtotal	(139.0)	(1.74)	(4.6)	(0.06)

Total adjustments (a)	(89.3)	(1.11)	20.4	0.26

As adjusted	$273.0	$3.42	$248.5	$3.11

Weighted average number of diluted shares outstanding		79,914		79,907

(a) The tax effects of the adjustments are benefits of $146.7 million and $7.9 million for the nine months ended September 30, 2012 and 2011, respectively, based on the statutory tax rate in the various tax jurisdictions in which the adjustments occurred, adjusted for the impact of certain valuation allowances.